EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Jo-Jo Drugstores, Inc. (the "Company") on Form 10-K for the period ended July 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bennet P. Tchaikovsky, Chief Financial Officer of the Company, certify, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky
Chief Financial Officer

Dated: April 11, 2010